United States
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549-1004


                                   FORM 8 - K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934




        Date of Report (Date of earliest event reported): April 26, 2004



                                 PITNEY BOWES INC.



                           Commission File Number: 1-3579




State of Incorporation                          IRS Employer Identification No.
      Delaware                                             06-0495050





                                  World Headquarters
                            Stamford, Connecticut 06926-0700
                            Telephone Number: (203) 356-5000

Item  9 - Regulation FD Disclosure

The following information is furnished pursuant to Item 9, "Regulation FD Disclosure" and Item 12, "Disclosure of Results of Operations and Financial Condition."

On April 26, 2004, the registrant issued a press release setting forth its financial results, including consolidated statements of income, selected segment data, and a reconciliation of GAAP results to adjusted results for the three months ended March 31, 2004 and 2003, and consolidated balance sheets at March 31, 2004, December 31, 2003 and March 31, 2003. A copy of its press release is attached hereto as Exhibit 99.1 and hereby incorporated by reference.



                                  Signatures
                                  ----------


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              PITNEY BOWES INC.


April 26, 2004





                            /s/ B. P. Nolop
                            ----------------------------------------------
                            B. P. Nolop
                            Executive Vice President and
                            Chief Financial Officer
                            (Principal Financial Officer)





                            /s/ J. R. Catapano
                            ----------------------------------------------
                            J. R. Catapano
                            Controller
                            (Principal Accounting Officer)

                    Index to Exhibit

Exhibit                Description
------     ------------------------------------------

99.1       Press release, dated April 26, 2004.

                                                                  Exhibit 99.1
                                                                  ------------

FOR IMMEDIATE RELEASE
---------------------

PITNEY BOWES REPORTS STRONG FIRST QUARTER RESULTS
-------------------------------------------------

   o  Revenue Growth of 7%
   o  GAAP Earnings Per Share Growth of 12%
      o  Adjusted Earnings Per Share Growth of 8%
   o  Cash from Operations of $275 Million
   o  2.3 Million Shares Repurchased

         STAMFORD, Conn., April 26, 2004 - Pitney Bowes Inc. (NYSE: PBI) today announced first quarter 2004 results that exceeded previous revenue and diluted earnings per share guidance.
         Commenting on the quarter, Chairman and CEO Michael J. Critelli stated, "We are very pleased that the year is off to a robust start as we grow our existing businesses and continue to execute our long-term growth strategies. The quarter featured good organic growth largely driven by increased global demand for our mailing solutions and services by customers of all sizes.
         "We are also pleased to see that our growth strategies are gaining traction. We are expanding our participation in the mail stream and diversifying our customer base with the continued growth in small business solutions, the enlargement of our pre-sort network, and the growing use of our advanced technologies to process consumer originated mail in retail outlets and on eBay. We are positioning ourselves to provide higher value document management solutions with our definitive agreement to acquire Group 1 Software and build our customer communication management capability. And, our international presence is growing as a result of strong customer acceptance of our new digital mailing solutions."

                                (1)

         Revenue for the quarter grew seven percent to $1.17 billion and net income was $126.6 million. Diluted earnings per share, excluding a charge as part of the company's restructuring program, were $.58. This amount exceeded previous guidance because of strong organic growth in the Global Mailstream Solutions segment and favorable currency translation. During the quarter, the company took several actions as part of its previously announced restructuring program and recorded an after-tax charge of $9.6 million or $.04 per diluted share. Including this charge, fully diluted earnings per share for the first quarter were $.54. First quarter 2004 earnings per share included $.02 per diluted share from non-core Capital Services operations compared to $.04 per diluted share in the first quarter of 2003.
         The company generated $275 million in cash from operations during the quarter. Subtracting $75 million in capital expenditures and excluding $17 million in payments associated with restructuring initiatives, free cash flow was $217 million. During the quarter the company repurchased 2.3 million shares for $96 million.
        In the first quarter, revenue increased nine percent and earnings before interest and taxes (EBIT) increased seven percent in the Global Mailstream Solutions segment. Global Mailstream continued to experience good customer demand worldwide for its revolutionary digital mailing systems, mail creation products and distribution solutions applications.
         The segment also benefited from strong growth in its small business operations and in its supplies revenue. Additionally, its pre-sort operations continued to expand during the quarter and again grew revenue at a double-digit pace.
         Non-U.S. revenue experienced strong organic growth and favorable foreign currency exchange rates. The UK, Canada and Japan all had double-digit revenue growth in local currency, helped by the recent introduction of new digital mailing systems. Germany was the only European country in which revenue did not grow on a local currency basis.

                                (2)

         The Global Enterprise Solutions segment reported eight percent revenue growth and two percent EBIT growth for the quarter.
         Pitney Bowes Management Services (PBMS) reported revenue of $265 million, an eight-percent increase over the prior year and margins consistent with the prior year. The company continues to focus on strategies for enhancing value to its customers and working more efficiently and cost-effectively. The Government Solutions operations continued to grow as the integration of DDD Company progressed.
         Document Messaging Technologies reported revenue of $64 million for the quarter, an increase of four percent versus the prior year. Overall business trends are positive with a good backlog and ongoing success with the APS TM Series Advanced Productivity System platform. Margins declined slightly because of a lower level of customer financing during the quarter.
         In the Capital Services segment revenue declined 26 percent and EBIT declined 24 percent as the result of the ongoing planned strategy to reduce exposure to non-core, long-term financing.
         Based on existing economic and business conditions and the expected acquisition of Group 1 Software in the third quarter, the company anticipates second quarter revenue growth in the range of four percent to six percent and full year revenue growth in the range of five percent to seven percent. As previously announced, over the course of this year the company expects to incur additional restructuring charges. The company is still finalizing plans related to future restructuring actions, a portion of which will be recorded in the second quarter of 2004. Therefore, earnings guidance is provided excluding the impact of these future charges. The company expects diluted earnings per share to be in the range of $.60 to $.62 for the second quarter 2004 and reaffirms its full year guidance of diluted earnings per share in the range of $2.44 to $2.51, exclusive of restructuring charges, but inclusive of the expected impacts from the proposed acquisition of Group 1 Software.
           In year-over-year comparisons, first quarter 2004 revenue included $331.4 million from sales of equipment and supplies, up 14 percent; $201.4 million from rentals, up three percent; $158.4 million from core financing, up four percent; $19.5 million from non-core financing down 36 percent; $300.7 million from business services, up 10 percent; and $160.5 million from support services, up eight percent. Net income for the period was $126.6 million, or $.54 per diluted share, up twelve percent compared to the first quarter of 2003. Excluding the after-tax impact of the $15 million restructuring charge, net income was $136.2 million or $.58 per diluted share in the first quarter of 2004.

                                (3)

          Management of Pitney Bowes will discuss the company's financial results in a conference call today scheduled for 5 p.m. EDT. Instructions for listening to the conference call over the WEB are available on the Investor Relations page of the company's web site at www.pitneybowes.com/InvestorRelations.
-------------------------------------
Additional reconciliation of adjusted financial measures to financial measures calculated and presented in accordance with GAAP may also be found in the Investor Relations section of the company's web site.
         Pitney Bowes engineers the flow of communication. The company is a $4.6 billion global leader of integrated mail and document management solutions headquartered in Stamford, Connecticut. For more information about the company, its products, services and solutions, visit www.pitneybowes.com.
                                            -------------------
         Pitney Bowes has presented in this earnings release net income and diluted earnings per share on an adjusted basis. Also, management has included a presentation of free cash flow on an adjusted basis.
         Management believes this presentation provides a reasonable basis on which to present the adjusted financial information, and is provided to assist in investors' understanding of the Company's results of operations. In general, results are adjusted to exclude the impact of special items such as restructuring charges and write downs of assets, which materially impact the comparability of the Company's results of operations. The adjusted financial information is intended to be more indicative of the ongoing operations and economic results of the Company.
         This adjusted financial information should not be construed as an alternative to our reported results determined in accordance with generally accepted accounting principles (GAAP). Further, our definition of this adjusted financial information may differ from similarly titled measures used by other companies.
         Pitney Bowes has provided in supplemental schedules attached for reference adjusted financial information and a quantitative reconciliation of the differences between the adjusted financial measures with the financial measures calculated and presented in accordance with GAAP, except with respect to our guidance because it would not be meaningful. Additional reconciliation of adjusted financial measures to financial measures calculated and presented in accordance with GAAP may be found at the Company's web site www.pitneybowes.com
                                                            -------------------
in the Investor Relations section.

                                (4)

         The statements contained in this news release that are not purely historical are forward-looking statements with the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements may be identified by their use of forward-looking terminology such as the words "expects," "anticipates," "intends" and other similar words. Such forward-looking statements include, but are not limited to, statements about possible restructuring charges, acquisitions and our future guidance, including our expected revenue in the second quarter and full year 2004, and our expected diluted earnings per share for the second quarter and for the full year 2004. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to: severe adverse changes in the economic environment, timely development and acceptance of new products or gaining product approval; successful entry into new markets; changes in interest rates; and changes in postal regulations, as more fully outlined in the company's 2003 Form 10-K Annual Report filed with the Securities and Exchange Commission. In addition, the forward-looking statements are subject to change based on the timing and specific terms of any announced acquisitions. The forward-looking statements contained in this news release are made as of the date hereof and we do not assume any obligation to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

================================================================================
Note: Consolidated statements of income for the three months ended March 31, 2004 and 2003, and consolidated balance sheets at March 31, 2004, December 31, 2003, and March 31, 2003, are attached.

                                (5)

                                         Pitney Bowes Inc.
                                 Consolidated Statements of Income

(Dollars in thousands, except per share data)

                                                             (Unaudited)
                                                    Three Months Ended March 31,
                                         ---------------------------------------
                                                    2004                    2003 (1)
                                         ---------------         ---------------
Revenue from:
   Sales                                 $       331,360         $       290,850
   Rentals                                       201,438                 196,288
   Business services                             300,705                 272,620
   Support services                              160,499                 148,921
   Core financing                                158,389                 151,669
   Non-core financing                             19,531                  30,461
                                         ---------------         ---------------

          Total revenue                        1,171,922               1,090,809
                                         ---------------         ---------------

Costs and expenses:
   Cost of sales                                 159,375                 139,927
   Cost of rentals                                41,700                  41,465
   Cost of business services                     245,892                 222,793
   Cost of support services                       85,623                  78,299
   Selling, general and administrative           361,728                 341,753
   Research and development                       36,004                  35,751
   Restructuring charge                           15,043                  21,265
   Interest, net                                  40,536                  43,281
                                         ---------------         ---------------

          Total costs and expenses               985,901                 924,534
                                         ---------------         ---------------

Income before income taxes                       186,021                 166,275

Provision for income taxes                        59,427                  52,372
                                         ---------------         ---------------

Net income                               $       126,594         $       113,903
                                         ===============         ===============

Basic earnings per share                 $          0.55         $          0.48
                                         ===============         ===============

Diluted earnings per share               $          0.54         $          0.48
                                         ===============         ===============

Average common and potential common
   shares outstanding                        234,746,785             236,522,184
                                         ===============         ===============

(1) Prior year amounts have been reclassified to conform with the current year presentation.

                                                           Pitney Bowes Inc.
                                                      Consolidated Balance Sheets


(Dollars in thousands, except per share data)

                                                            (Unaudited)                             (Unaudited)
Assets                                                         3/31/04            12/31/03             3/31/03
------                                                 ---------------     ---------------     ---------------
Current assets:
  Cash and cash equivalents                            $       298,711     $       293,812     $       375,653
  Short-term investments, at cost which
   approximates market                                           2,180                  28               8,411
  Accounts receivable, less allowances:
   3/04  $41,165   12/03  $39,778   3/03  $37,191              478,905             459,106             428,340
  Finance receivables, less allowances:
   3/04  $69,160   12/03  $62,269   3/03  $70,538            1,374,784           1,358,691           1,433,848
  Inventories                                                  215,036             209,527             230,009
  Other current assets and prepayments                         204,487             192,011             179,347
                                                       ---------------     ---------------     ---------------

     Total current assets                                    2,574,103           2,513,175           2,655,608
                                                       ---------------     ---------------     ---------------

Property, plant and equipment, net                             667,887             653,661             638,152
Rental equipment and related inventories, net                  480,520             414,341             421,841
Property leased under capital leases, net                        2,171               2,230               2,057
Long-term finance receivables, less allowances:
   3/04  $106,027  12/03  $78,915  3/03  $80,839             1,819,967           1,654,419           1,651,509
Investment in leveraged leases                               1,534,570           1,534,864           1,530,720
Goodwill                                                       995,029             956,284             892,096
Intangible assets, net                                         206,145             203,606             173,458
Other assets                                                   901,540             958,808             883,498
                                                       ---------------     ---------------     ---------------

Total assets                                           $     9,181,932     $     8,891,388     $     8,848,939
                                                       ===============     ===============     ===============

Liabilities and stockholders' equity
------------------------------------
Current liabilities:
  Accounts payable and accrued liabilities             $     1,390,119     $     1,392,597     $     1,280,359
  Income taxes payable                                         191,296             154,799             155,301
  Notes payable and current portion of
   long-term obligations                                       955,416             728,658           1,533,078
  Advance billings                                             398,129             370,915             375,799
                                                       ---------------     ---------------     ---------------

     Total current liabilities                               2,934,960           2,646,969           3,344,537
                                                       ---------------     ---------------     ---------------

Deferred taxes on income                                     1,686,223           1,659,226           1,522,996
Long-term debt                                               2,553,043           2,840,943           2,422,424
Other noncurrent liabilities                                   553,352             346,888             353,373
                                                       ---------------     ---------------     ---------------

     Total liabilities                                       7,727,578           7,494,026           7,643,330
                                                       ---------------     ---------------     ---------------

Preferred stockholders' equity in a
  subsidiary company                                           310,000             310,000             310,000

Stockholders' equity:
  Cumulative preferred stock, $50 par value,
   4% convertible                                                   19                  19                  24
  Cumulative preference stock, no par value,
   $2.12 convertible                                             1,292               1,315               1,417
  Common stock, $1 par value                                   323,338             323,338             323,338
  Capital in excess of par value                                     -                   -                   -
  Retained earnings                                          4,103,860           4,057,654           3,889,447
  Accumulated other comprehensive income                        94,732              18,063             (81,736)
  Treasury stock, at cost                                   (3,378,887)         (3,313,027)         (3,236,881)
                                                       ---------------     ---------------     ---------------

     Total stockholders' equity                              1,144,354           1,087,362             895,609
                                                       ---------------     ---------------     ---------------

Total liabilities and stockholders' equity             $     9,181,932     $     8,891,388     $     8,848,939
                                                       ===============     ===============     ===============

                                               Pitney Bowes Inc.
                                               Revenue and EBIT
                                              By Business Segment
                                                 March 31, 2004
                                                   (Unaudited)

(Dollars in thousands)
                                                                              %
                                            2004           2003 (2)    Change
                                     -----------    -----------      --------
First Quarter
------------

      Revenue
      -------

      Global Mailstream Solutions    $   813,613    $   744,795             9%
      Global Enterprise Solutions        328,618        305,650             8%
      Capital Services                    29,691         40,364           (26%)
                                     -----------    -----------      ---------

      Total Revenue                  $ 1,171,922    $ 1,090,809             7%
                                     ===========    ===========      =========

      EBIT (1)
      -------

      Global Mailstream Solutions    $   249,877    $   233,337             7%
      Global Enterprise Solutions         14,960         14,673             2%
      Capital Services                    19,210         25,396           (24%)
                                     -----------    -----------      ---------

      Total EBIT                         284,047        273,406             4%

      Unallocated amounts:
         Interest, net                   (40,536)       (43,281)
         Corporate expense               (42,447)       (42,585)
         Restructuring charge            (15,043)       (21,265)
                                    ------------    -----------
      Income before income taxes    $    186,021    $   166,275
                                    ============    ===========

(1) Earnings before interest and taxes (EBIT) excludes general corporate expenses.

(2) Prior year amounts have been reclassified to conform with the current year presentation.

                                   Pitney Bowes Inc.
                   Reconciliation of GAAP Results to Adjusted Results
                                     (Unaudited)

(Dollars in thousands, except per share data)

                                                   Three months ended March 31,
                                                   ----------------------------
                                                          2004             2003
                                                   -----------      -----------
GAAP income before income taxes, as reported       $   186,021      $   166,275
     Restructuring charge                               15,043           21,265
                                                   -----------      -----------
Income before income taxes, as adjusted                201,064          187,540
Provision for income taxes, as adjusted                 64,842           60,027
                                                   -----------      -----------
Income, as adjusted                                $   136,222      $   127,513
                                                   ===========      ===========


GAAP diluted earnings per share, as reported       $      0.54      $      0.48
     Restructuring charge                                 0.04             0.06
                                                   -----------      -----------
Diluted earnings per share, as adjusted            $      0.58      $      0.54
                                                   ===========      ===========



GAAP net cash provided by operating activities,
  as reported                                      $   274,978      $   216,848
     Net investment in fixed assets                    (74,469)         (68,342)
                                                   -----------      -----------
Free cash flow                                         200,509          148,506
     Payments related to restructuring charge           16,552           12,835
                                                   -----------      -----------
Free cash flow, as adjusted                        $   217,061      $   161,341
                                                   ===========      ===========
